UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 3, 2005 (January 3, 2005)

LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland	1-13130	23-7768996
Pennsylvania	1-13132	23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Valley Stream Parkway
Malvern, PA		19355

(Address of principal executive offices)		(Zip Code)

Registrants’ telephone, including area code:	(610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 7.01 Regulation FD Disclosure.

     On January 3, 2005, the Registrants issued two press releases to announce the planned commencement of development on a 1.2 million square foot, 57-story office tower located in Center City Philadelphia. Development of the $435 million project will commence in mid-January 2005. The Registrants expect the building to be available for occupancy beginning in the fall of 2007.

     The principal tenant in the building is expected to be Comcast Corporation, which has signed a 15 1/2 year lease, and will initially occupy 534,000 square feet, or approximately 44% of the building’s rentable office space. Comcast will also have the ability to request the construction of a second, 250,000 square foot office building on the site.

     The Registrants are furnishing the press releases as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release by the Registrants, dated January 3, 2005, furnished in accordance with Item 7.01 of this Current Report on Form 8-K.
99.2	Press Release by the Registrants, dated January 3, 2005, furnished in accordance with Item 7.01 of this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST
By:	/s/ George J. Alburger, Jr.
George J. Alburger, Jr.
Executive Vice President and Chief Financial Officer

LIBERTY PROPERTY LIMITED PARTNERSHIP
By:	Liberty Property Trust, its sole General Partner

By:	/s/ George J. Alburger, Jr.
George J. Alburger, Jr.
Executive Vice President and Chief Financial Officer

Dated: January 3, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release by the Registrants, dated January 3, 2005, furnished in accordance with Item 7.01 of this Current Report on Form 8-K.
99.2	Press Release by the Registrants, dated January 3, 2005, furnished in accordance with Item 7.01 of this Current Report on Form 8-K.

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